UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

GenOn Americas Generation, LLC

(Exact name of Registrant as specified in its charter)

51-0390520 (IRS Employer Identification No.)

333-63240 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(609) 524-4500 (Registrant’s telephone number, including area code)

804 Carnegie Center,

Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On February 22, 2018, NRG Wholesale Generation LP (“NRGWG”) and RRI Energy Services, LLC (“RRI” and together with NRGWG, the “Sellers”), each a wholly owned indirect subsidiary of GenOn Energy, Inc. (“GenOn”), entered into an Asset Purchase Agreement (“Purchase Agreement”) with Kestrel Acquisition, LLC (“Buyer”). Pursuant to the Purchase Agreement, (i) Buyer agreed to buy all assets owned, used or held for use primarily in the operation by NRGWG and its affiliates of the Hunterstown CCGT facility, an electric power generation facility with a summer capacity rating of approximately 810 megawatts (the “Hunterstown Facility”) and (ii) RRI will assign certain third party gas interconnection contracts to Buyer. The closing purchase price is $498,000,000, which amount is subject to upward adjustment for the net working capital of the business calculated as of the closing date.  GenOn currently expects the purchase price, after adjustments, to be approximately $520,000,000.  In connection with the transaction, GenOn, NRG Energy, Inc. (“Provider”) and Buyer have entered into a Transition Services Agreement on February 22, 2018, pursuant to which Provider has agreed to provide or cause its affiliates to provide certain administrative, tax, accounting, information technology and other operational services with respect to operating the Hunterstown Facility on a transitional basis following the closing of the transactions contemplated by the Purchase Agreement.

As previously disclosed, GenOn and certain of its directly and indirectly owned subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court has entered the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates (the “Confirmation Order”), which approved and confirmed the Debtor’s Third Amended Joint Chapter 11 Plan of Reorganization (the “Plan”). The closing of the transactions contemplated by the Purchase Agreement is subject to the Bankruptcy Court entering a final order approving modification of the Plan and confirming that the Purchase Agreement constitutes a third party sale transaction for purposes of, and entitled to the benefits and protections of, the Plan and Confirmation Order. The GenOn Noteholders (as defined in the Plan) holding over 50% of the GenOn Notes (as defined in the Plan) are supportive of, and have consented to, the transactions contemplated by the Purchase Agreement as a third party sale transaction under the Plan. The Purchase Agreement also includes an exclusivity provision whereby Sellers have agreed that they and their Affiliates and their and their Affiliates’ respective representatives will not, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person concerning the sale of the Hunterstown Facility, or enter into any agreement with respect thereto.

Additionally, the closing of the transactions contemplated by the Purchase Agreement is subject to other customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the approvals of the Federal Energy Regulatory Commission and the Pennsylvania Department of Environmental Protection.

Subject to the satisfaction of closing conditions described in the Purchase Agreement, the transaction is expected to close in the second quarter of 2018.

The Purchase Agreement contains certain customary termination rights, including by mutual consent of Buyer and the Sellers, by either Buyer or Sellers if the closing of the transaction has not occurred by July 30, 2018 (subject to extension by Buyer in its sole discretion), by either Buyer or Sellers if a court has entered a final order prohibiting the transaction, by either Buyer or Sellers in the event of an uncured breach by the other party that would cause a failure of a closing condition at a time when the terminating party is not in breach of the Purchase Agreement and by Sellers if all conditions to closing have occurred and Buyer fails to close after Sellers irrevocably confirm that they are ready, willing and able to, and will, consummate the transactions contemplated by the Purchase Agreement. Upon termination of the Purchase Agreement by Sellers for an uncured breach by Buyer that would cause a failure of a closing condition at a time when Sellers are not in breach of the Purchase Agreement or if all conditions to closing have occurred and Buyer fails to close after Sellers irrevocably confirm that they are ready, willing and able to, and will, consummate the transactions contemplated by the Purchase Agreement, Buyer will be required to pay Sellers a termination fee of $24,900,000 (the “Termination Fee”)

Platinum Equity Capital Partners, IV, L.P., the parent of the Buyer, provided (i) an equity commitment letter in favor of the Buyer (and enforceable by Sellers) for the full purchase price, and (ii) a limited parent guarantee with respect to the Termination Fee and an additional $500,000 with respect to any losses suffered by Sellers as a result of any debt financing transaction by Buyer. While the Buyer has the ability to obtain debt financing at its election, the transaction is not subject to a financing condition and the Buyer has provided an equity commitment for the full purchase price which is specifically enforceable by Sellers, as described above. Other than in respect of the Purchase Agreement, the Transition Services Agreement and the respective agreements, documents and certificates contemplated thereby, there are no material relationships between the Sellers and its affiliates and the Buyer and its affiliates.

Credit Suisse Securities (USA) LLC is acting as exclusive financial advisor to GenOn related to the sale.

The summary description of the transaction is qualified by reference to the Purchase Agreement, which is filed as an exhibit to this report.

The Purchase Agreement is included to provide securityholders with information regarding its terms. It is not intended to provide any other factual information about GenOn, Sellers or their respective subsidiaries and affiliates or their respective businesses. The Purchase Agreement contains representations and warranties by each of the parties to the agreement. These representations and warranties were made solely for the benefit of the other parties to each such agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the applicable agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in such agreements, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to securityholders and (d) were made only as of the date of the agreement and the closing date (or such other date or dates as may be specified in the agreement). Accordingly, securityholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of GenOn, the Sellers, their respective subsidiaries and affiliates or their businesses.

Many of these risks, uncertainties and assumptions are beyond GenOn’s ability to control or predict. Because of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward-looking statements.  Furthermore, forward-looking statements speak only as of the date they are made, and GenOn undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning GenOn and the transaction described in the Item 1.01 are expressly qualified in their entirety by the cautionary statements above.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Asset Purchase Agreement by and between Kestrel Acquisitions, LLC, as Purchaser, and NRG Wholesale Generation LP and RRI Energy Services, LLC, as Sellers, dated as of February 22, 2018. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Asset Purchase Agreement have been omitted and GenOn Energy, Inc. agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer

GenOn Americas Generation, LLC
(Registrant)

		By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer